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                                  EXHIBIT 2.3
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                     SECOND AMENDMENT TO TABLE TOYS, INC.
                            ASSET PURCHASE AGREEMENT

     This SECOND AMENDMENT TO TABLE TOYS, INC. ASSET PURCHASE AGREEMENT (the "Second Amendment") entered into as of the 15th day of April 1996, by and between TABLE TOYS, INC., a Texas corporation ("Seller") and JUST TOYS, INC., a Delaware Corporation ("Purchaser"). Seller and Purchaser are jointly referred to as the "Parties."

                                R E C I T A L S
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     A.   The Parties entered into that certain Table Toys, Inc. Asset Purchase
Agreement dated January 22, 1996, as amended on April 12, 1996 (the "Asset Purchase Agreement").

     B. Pursuant to Section 4.1.4(b) of the Asset Purchaser Agreement, Purchaser agreed to assume certain liabilities of Seller pursuant to the Hasbro License, as defined in the Asset Purchase Agreement.

     C. The Parties have agreed that the Purchaser shall not assume the liabilities of Seller arising out of the Hasbro License and that the Hasbro License will not be included in the transaction.

                               A G R E E M E N T
                               - - - - - - - - -

     5. Sections 1.1.5 and 4.1.4(b) of the Asset Purchase Agreement are hereby deleted in their entirety.

     6. All other references in the Asset Purchase Agreement to the Hasbro License are hereby deleted in their entirety.

     7. Except as modified by the terms and provisions of this Amendment, each and every one of the terms and provisions of the Asset Purchase Agreement, to the extent the same are not inconsistent with the terms and provisions of this Amendment, are hereby confirmed and ratified as in full force and effect.

     8. The terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Texas.

     9. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.
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     IN WITNESS HEREOF, this Second Amendment is executed effective as of the date first written above.

                              PURCHASER:
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                              JUST TOYS, INC.

                              By:________________________________________
                                  Morton J. Levy, Chief Executive Officer

                              SELLER:
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                              TABLE TOYS, INC.


                              By:___________________________________
                                  Kevin Gates, President